UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

INTEGRATED ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-1604254
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

110 Smithtown Blvd.

Nesconset, NY 11767

 (Address of principal executive offices)

480 Forest Avenue, Suite 1

Locust Valley, NY 11560

 (Previous Address of principal executive offices)

(631) 257-5454

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 4, 2015, Integrated Energy Solutions, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) by and among the Company, as borrower, Patten Energy Enterprises, Inc., AP Lubes, Inc. and Atlantic-Pacific, LLC as joint and several guarantors (such guarantors, collectively, the “Subsidiaries” and together with the Company, the “Borrowers”) and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership, as lender (“TCA”), amending that certain credit agreement entered into by and among the Borrowers and TCA dated December 10, 2014 (the “Credit Agreement”).  Pursuant to the Amendment, in consideration of an amendment fee in the amount of $35,000 payable to TCA and the payment of certain amounts of interest owing under the Credit Agreement, the Revolving Loan Maturity Date (as such term is defined in the Credit Agreement) was extended until September 10, 2015, subject to the terms and conditions of the Amendment, and, for the time period between March 1, 2015 and April 30, 2015, the percentage of receipts withheld and applied by TCA to the Reserve Amount (as such term is defined in the Credit Agreement) under Section 2.1(e)(i)(4)(ii)(5) of the Credit Agreement shall be temporarily reduced to 10%, among other things.

The above descriptions of the Amendment do not purport to be complete and are qualified in their entirety by the full text of the document itself, filed herewith, as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	First Amendment to Credit Agreement by and among the by and among the Company, Patten Energy Enterprises, Inc., AP Lubes, Inc. and Atlantic-Pacific, LLC and TCA Global Credit Master Fund, LP
*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENERGY SOLUTIONS, INC.

Date: March 17, 2015	By:	/s/ Ernest B. Remo
Name: Ernest B. Remo
Title: Chief Executive Officer